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                                                                    Exhibit 99.1


                                                               February 24, 2000


Mr. Guadolupe Torres
Chairman
Systems Integration and Research, Inc.
2100 Washington Boulevard, Suite 100
Arlington, Virginia  22204

         RE:      LETTER OF INTENT - PROPOSED ACQUISITION BY SYS

Dear Mr. Torres:

         Please let this memorandum of understanding serve as a Letter of Intent to express the intentions of the parties concerning a proposed transaction whereby SYS, a California corporation (the "Buyer"), will acquire all of the issued and outstanding capital stock (the "SIR Stock") of Systems Integration and Research, Inc., a Virginia corporation, (the "Target Company"). The purchase price will consist of cash, Buyer common stock and Buyer convertible preferred stock and the assumption of certain debts in exchange for the Target Company's stock and all as generally provided for below and to be specifically described and set forth in one or more definitive agreements (the "Definitive Agreements") to be executed by the parties.

         We understand, from our prior discussions and the information you have provided pursuant to the Non-Disclosure Agreement, that all of the issued and outstanding SIR Stock is held exclusively by two stockholders, that is about 70% of the SIR Stock (the "Founder Stock") is owned by Lou Torres (the "Founder Seller") and about 30% of the SIR Stock (the "Plan Stock") is held by the Target Company's Employee Stock Ownership Plan (the "Plan Seller") (both, as the "Sellers"). Founder Seller's stock may be held by two or more individuals at closing.

         The parties anticipate that, subject to completion of satisfactory due diligence by Buyer, closing (the "Closing") of the transaction contemplated in the Definitive Agreements shall occur expeditiously after the Definitive Agreements are executed. The Definitive Agreements shall be executed no later than July 7, 2000.

         In executing this Letter of Intent, the Buyer and the Target Company acknowledge and confirm their intentions expressed herein with respect to the proposed transaction, but (except for the provisions of Paragraphs 3 and 8 hereof which are intended to be legally binding and enforceable) this Letter of Intent is not intended to constitute a contract nor an offer to enter into a contract, nor to be binding upon any of the parties, or to create any legal obligation or rights within any jurisdiction.


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Mr. Guadolupe Torres                                 Proposed Acquisition By SYS


         In the event the parties fail to execute the Definitive Agreements July 7, 2000, regardless of the cause or reason, then this Letter of Intent, except for Paragraph 8, shall terminate automatically and become null and void and of no force or effect as to its intent without liability on the part of any party, and without further action by the parties or any one of them.

         At present, on the basis of the information made available to us, we believe that an agreement can be reached upon the following general terms and conditions.

         1. ACQUISITION OF SIR STOCK HELD BY SELLERS. The Sellers shall each simultaneously transfer all right, title, and interest to their respective SIR Stock to the Buyer in exchange for the Buyer's payment of certain sums as follows:

                      a. ACQUISITION OF FOUNDER'S STOCK. Buyer shall purchase the Founder's Stock for $3,000,000 cash plus Performance Shares described in 1.c. and 1.d. below. The cash payments shall be as follows:

                          i. $2,000,000 cash payment at closing. This amount may be reduced to adjust for tax savings should the Seller's shares be purchased by the Buyer's ESOP.

                          ii. $500,000 subordinated note, principal and interest due one year after Closing. Note will be subordinated to bank credit line and senior debt. In the event that all or a portion of this note is paid through the ESOP, the term of the note will be reduced to 11 months.

                          iii. $500,000 payment for a non-compete agreement
                               payable $100,000 in year one, $150,000 in year two and $250,000 in year three.

                          iv.  Founder Seller shall have the option of
                               serving on the Buyer's Board of Directors for a minimum period that will match the term of the non-compete agreement in Section 1.a.iii above;

                      b. ACQUISITION OF PLAN STOCK. Buyer shall purchase the Plan Stock using Buyer's Convertible Preferred Stock and assume the Plan Seller's note. Total consideration to the Plan Seller will be determined by the Plan appraisal. All parties acknowledge that the Plan and the Target Company are parties to a certain loan secured by the shares of the Target Company issued to and held by the Plan and said loan shall remain an outstanding obligation.

                      c. SELLER'S PERFORMANCE SHARES. Buyer will issue additional shares of Buyer's Common Stock to Founding Seller in installments of $500,000 per year over a four-year period. Such shares shall be issued within 60 days of the Buyer's fiscal year end and will be based on the greater of the average daily stock price of the Buyer's common stock over the last three months of the fiscal year or the Buyer's ESOP appraised value. For example; if at the end of year two, the average daily stock price of the seller's common stock over the last three months


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Mr. Guadolupe Torres                                 Proposed Acquisition By SYS


         of its fiscal year equaled two dollars per share ($2.00), the Buyer would issue 250,000 shares of common stock to the Seller.

                      d. KEY MANAGEMENT PERFORMANCE SHARES. Buyer will issue additional shares of Buyer's Common Stock to Key Management personnel in the minimum amount of $500,000 payable in common stock of the Buyer over a four year period following closing based on the attainment of specific, mutually agreed upon operating objectives. These performance shares will be included in the contracts discussed in Section 1.e. below.

                      e. NON-COMPETE AGREEMENTS AND EMPLOYMENT CONTRACTS. In addition, Linda Gagnon and other key employees will each execute an agreement not to compete with the Buyer for a period of three (3) years from and after the last date of their employment with the Target Company. In exchange for the agreements not to compete, Buyer shall provide employment contracts to these key employees. Founder Seller shall provide the list of key Target Company employees. The non-compete agreements and employment contracts will be further defined in the Definitive Agreements.


         2. ACCESS AND INFORMATION. In connection with the preparation of the Definitive Agreements and consummating the transaction, the Sellers shall provide full and complete access regarding the Target Company and the Target Company's outstanding contracts, marketing initiatives, outstanding contract backlog, files, books, properties, contracts, financial data, operating data, joint venture agreements, and all other pertinent records so as to enable the Buyer and its legal counsel, accountants, and other authorized representatives during normal business hours as well as other reasonable times to fully conduct its due diligence review of the assets and business of the Target Company and all related information to the Buyer.

         3. EXCLUSIVITY. Upon the execution of this Letter of Intent by the parties, the Target Company and the Sellers agree that they will not prior to July 7,2000, negotiate, through affiliates or otherwise, with any other entity or individual with respect to, or effect, the transaction contemplated in this Letter of Intent.

         4. DEFINITIVE AGREEMENTS. Promptly hereafter the Buyer's counsel shall commence preparation of a draft of the Definitive Agreements to be entered into by the Sellers and the Buyer, which will contain the detailed terms and conditions governing the transaction, as well as certain mutually agreed upon representations, warranties and indemnifications by the Buyer and the Sellers. The Buyer and the Sellers and their respective counsel will promptly proceed to negotiate and finalize the specific terms and related other documents to the mutual satisfaction of the Buyer and the Sellers, all as intended by this Letter of Intent.

         5. ORDINARY COURSE OF BUSINESS. The Target Company will operate and maintain its assets, properties, and business, administer its accounts, solicit government contracts, service existing government contracts, and maintain its existing contract backlog during the period from the date hereof through the Closing, in the ordinary


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Mr. Guadolupe Torres                                 Proposed Acquisition By SYS


course of business, and in accordance with past practice and, as long as the Buyer shall not participate in or influence the day-to-day operations of the Target Company, the Buyer shall be given access to and information about such day-to-day operations until Closing.

         6. OTHER PROVISIONS. The Definitive Agreements will also provide, among other things, for the following: (i) the Sellers and the Target Company shall warrant that there has been no material adverse change in the financial condition, underlying contracts or operations of the Target Company's business; and (ii) there are no pending or threatened litigation or adverse city, county, state, or federal regulatory or environmental matters that have not been disclosed to the Company.

         7. CONDITIONS TO CLOSING. The transaction shall be subject to and conditioned upon the following:

            a. Completion, execution and delivery by the parties of the Definitive Agreements on or before July 7, 2000.

            b.       Approval of the transaction by the Trustees of the Plan
                     Stock;

            c. Receipt by the Buyer, prior to the Closing Date, of such approvals and other consents deemed necessary or appropriate from any governmental authorities, and from any private third parties to permit the consummation of the transaction contemplated herein;

            d. Satisfactory due diligence review by the Buyer of the status of the Target Company's employment relationship and compensation agreements with such key employees as the Buyer deems necessary;

            e. Satisfactory due diligence review by the Buyer of the status of the Target Company's government contracts, government contract backlog, and marketing initiatives and the Target Company's continued prospect of maintaining these arrangements;

            f. No material adverse changes not otherwise disclosed in detail in writing to the Buyer prior to execution of the Definitive Agreements shall have occurred with, in or to the businesses of the Target Company after the date of the last audited financial statement, in the results of the operations, business, assets, liabilities, or affairs of the Target Company.

            g. Buyer's approval of pre-closing audit by Buyer's accounting firm.

            h. No dividends, bonuses or other out-of-the-ordinary payments to officers or shareholders of the Target Company to be paid unless approved and agreed by Buyer.


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Mr. Guadolupe Torres                                 Proposed Acquisition By SYS


            i.       Buyer to satisfy Sellers that financing is available.

            j. Seller is responsible for any transaction related fees, expenses and commissions if retained by seller or Target Company.

         8. CONFIDENTIALITY. It is agreed by both the Buyer and Seller that any information concerning the business or operations of the businesses disclosed to either party or its counsels, accountants, representatives or financial institutions prior to or after the date of this Letter of Intent shall be treated as confidential, unless such information is of public record or knowledge or becomes available to either party on a non-confidential basis from a source other than one of the parties to this Letter of Intent or their representatives. The parties shall not use such information for any purpose other than for evaluating the transaction between the Target Company and the Buyer.

         In the event that the parties fail to execute the Definitive Agreements by July 7, 2000, each party shall promptly redeliver to the other party all confidential information concerning the other party and neither party shall retain any copies, extracts or other reproductions, in whole or in part, of such confidential information.

         The Target Company, the Sellers, and the Buyer agree that prior to Closing, no party hereto will make any public disclosure of this proposed transaction without the prior consent of the other, except as otherwise legally required. However, both parties acknowledge that the Buyer is subject to certain disclosure obligations under the SECURITIES EXCHANGE ACT OF 1934 and the Target Company and the Sellers agree to cooperate and provide Buyer with all information, including required financial statements, needed by Buyer thereby.

         The Target Company and the Sellers, and each of them, warrant and agree that the parties executing this Letter of Intent have the full authority and power to execute this Letter of Intent on behalf of any party which they represent.

         9. DUE DILIGENCE. Notwithstanding anything contained to the contrary herein, the Target Company and the Sellers acknowledge and agree that the Buyer shall conduct usual and customary operational, financial and legal due diligence and examine and investigate the business, government contracts, government contract backlog, Target Company employment relationships, and assets of the Target Company from the date hereof until Closing, with consummation of the proposed transaction being subject to the Buyer being completely satisfied with the results of said investigation.

         10. GOODWILL. Buyer recognizes the value and good reputation of the Target Company's name, logo, trademarks and copyrights, is honored to be associated with them, and fully intends to capitalize on their continued use.


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Mr. Guadolupe Torres                                 Proposed Acquisition By SYS


         If this Letter properly sets forth our mutually agreeable understanding with respect to the above matters, please so indicate by executing both originals of this Letter of Intent in the space provided below, and return one such original to me at your earliest convenience.


ACCEPTED AND AGREED TO ON BEHALF OF SYSTEMS INTEGRATION AND RESEARCH, INC.:


By:               /s/ Guadolupe Torres
                  -------------------------------
                  Guadolupe Torres

Date:             February 24, 2000



ACCEPTED AND AGREED TO ON BEHALF OF SYS:



By:               /s/ W. Gerald Newmin
                  -------------------------------
                  W. Gerald Newmin

Date:             February 24, 2000